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                                                                 Exhibit 10.14b


                            STOCK PURCHASE AGREEMENT
                            ------------------------


           This Agreement, dated as of September 30, 1997, is by and between UNIFRAX CORPORATION, a Delaware corporation, ("Seller") and UNIFRAX HOLDING CO., a Delaware corporation, ("Purchaser").

           WHEREAS, Seller is a Delaware corporation authorized to issue preferred stock as set forth in the Certificate of Incorporation of Seller, as amended by a Certificate of Amendment dated April 21, 1997; and

           WHEREAS, Purchaser is currently the holder of 18,000 shares of the common stock of Seller; and

           WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 1,500 shares of the preferred stock of Seller, subject to the terms and conditions of this Agreement.

           NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

           0.1 Transfer of Shares. Subject to the terms and conditions contained in this Agreement, Seller hereby sells, transfers, assigns, conveys and delivers to Purchaser, and Purchaser hereby purchases from Seller, One Thousand Five Hundred (1,500) shares of the preferred stock of Seller (collectively the "Shares").

           0.2 Purchase Price. Purchaser shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Shares an amount equal to $2,250,000 (the "Purchase Price"). As payment of the Purchase Price, Purchaser shall cancel the loan made by Purchaser to Seller on December 20, 1996 in the principal amount of $2,250,000.

                                   ARTICLE 1
                                    CLOSING

           2.1 Effective Date. The transfer referred to in Section 1.1 of this Agreement shall be effective as of the date of this Agreement.

           2.2 Certificates. Seller shall issue to Purchaser a certificate evidencing Purchaser's ownership of the Shares. Such certificate shall be in form and substance, and shall be executed and delivered, in a manner reasonably satisfactory to Purchaser.


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           2.3   Payment. Purchaser shall pay the Purchase Price on the date of this Agreement. Seller shall mark as "paid" any promissory note or other instrument relating to the indebtedness to be cancelled by Seller in payment of the Purchase Price and otherwise adjust its records to reflect the cancellation of such indebtedness; provided, however, that Seller shall remain liable to Purchaser for all interest accrued but unpaid on the outstanding principal amount of such indebtedness. Seller shall also execute and deliver to Purchaser a receipt or other documentation requested by Purchaser in connection with such cancellation.



                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

           Seller hereby represents and warrants to Purchaser as follows:

           2.1 Title. Seller is transferring to Purchaser pursuant to this Agreement good and marketable title to the Shares, free and clear of any lien, security interest or encumbrance of any kind.

           2.2 Authorization. Seller has all necessary power and authority, and has taken all action necessary, to (a) execute and deliver this Agreement,
(b) consummate the transaction contemplated by this Agreement and (c) perform its obligations pursuant to this Agreement.

           2.3 Enforceability. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that the validity, binding effect or enforceability of this Agreement may be limited or otherwise affected by (a) any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and remedies generally or (b) principles of equity.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

           Purchaser hereby represents and warrants to Seller as follows:

           3.1 Authorization. Purchaser has all necessary power and authority, and has taken all action necessary, to (a) execute and deliver this Agreement,
(b) consummate the transaction contemplated by this Agreement and (c) perform its obligations pursuant to this Agreement.

           3.2 Enforceability. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that the validity, binding effect or enforceability of this


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Agreement may be limited or otherwise affected by (a) any bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and remedies generally or (b) principles of equity.

                                   ARTICLE 5
                                INDEMNIFICATIONS
                                ----------------

           5.1 Seller. Seller shall indemnify and hold harmless Purchaser from and against each claim, damage, expense, liability or loss incurred by Purchaser (including, but not limited to, any fees and expenses of counsel to Purchaser) to the extent such claim, damage, expense, liability or loss results from any warranty or representation made by Seller being untrue or misleading in any respect.

           5.2 Purchaser. Purchaser shall indemnify and hold harmless Seller from and against each claim, damage, expense, liability or loss incurred by Seller (including, but not limited to, any fees and expenses of counsel to Seller) to the extent such claim, damage, expense, liability or loss results from any warranty or representation made by Purchaser being untrue or misleading in any respect.

                                   ARTICLE 6
                                 MISCELLANEOUS
                                 -------------


           6.1 Applicable Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

           6.2 Headings. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

           6.3 Waiver. No failure of Seller or Purchaser to require, and no delay by Seller or Purchaser in requiring, the other to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of Seller or Purchaser to exercise, and no delay by Seller or Purchaser in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by Seller or Purchaser of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by Seller or Purchaser of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

           6.4 Binding. This Agreement shall be binding upon Seller and Purchaser and upon each successor and assignee of Seller and Purchaser and shall inure to the benefit of, and be enforceable by, Seller and Purchaser and each successor and assignee of Seller and Purchaser;


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provided, however, that neither Seller nor Purchaser shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other party.

           6.5 Entire Agreement. This Agreement contains the entire agreement between Seller and Purchaser with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each oral agreement and representation previously made, by Seller or Purchaser with respect thereto, whether or not relied or acted upon.

           6.6 Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by Seller or Purchaser, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of Seller or Purchaser pursuant to this Agreement or otherwise or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing duly executed by Seller and Purchaser.

           6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

           IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the day and year indicated at the beginning of this Agreement.

                              UNIFRAX CORPORATION


                               BY /s/John Nestor
                                 -----------------------------
                                NAME: John G. Nestor
                                TITLE: Chairman

                              UNIFRAX HOLDING CO.


                               BY /s/Thomas N. Littman
                                 -----------------------------
                                  NAME: Thomas N. Littman
                                  TITLE:   Treasurer